UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 3, 2010
Constant Contact, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001- 33707	04-3285398

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Trapelo Road Waltham, Massachusetts	02451

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (781) 472-8100

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.
On December 3, 2010, Constant Contact, Inc. (the “Company”) entered into its standard indemnification agreement with each of Daniel T. H. Nye, a member of the Company’s Board of Directors (the “Board”), Sharon T. Rowlands, a member of the Board, Harpreet S. Grewal, the Company’s Executive Vice President, Chief Financial Officer and Treasurer, and Christopher M. Litster, the Company’s Vice President and General Manager, Event Marketing.
The Company’s standard indemnification agreement, which it enters into with all of its directors and officers and certain other employees, provides that the Company will indemnify the individual to the fullest extent permitted by law for claims arising in his or her capacity as a director, officer, employee or agent of the Company, provided that he or she acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the Company’s best interests and, with respect to any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. In the event that the Company does not assume the defense of a claim against a director or officer or other employee, the Company is required to advance his or her expenses in connection with his or her defense, provided that he or she undertakes to repay all amounts advanced if it is ultimately determined that he or she is not entitled to be indemnified by the Company.
The foregoing summary of the Company’s standard indemnification agreement does not purport to be complete and is qualified in its entirety by reference to the form of indemnification agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The Company is also reporting the following events, each of which occurred on December 3, 2010 and is described in more detail below:
•	the Compensation Committee (the “Compensation Committee”) of the Board approved the 2011 annual base salaries for the Company’s executive officers, including the Company’s named executive officers and Harpreet S. Grewal, the Company’s Executive Vice President, Chief Financial Officer and Treasurer;
•	the Compensation Committee adopted the Company’s 2011 Executive Cash Incentive Bonus Plan (the “2011 Bonus Plan”);
•	the Company entered into Executive Severance Agreements (the “Executive Severance Agreements”) with the Company’s executive officers, including the Company’s named executive officers and Mr. Grewal, following approval of the Executive Severance Agreements by the Compensation Committee; and
•	the Company entered into a Retention Agreement (the “Retention Agreement”) with Nancie G. Freitas, the Company’s Vice President and Chief Marketing Officer, following approval of the Retention Agreement by the Compensation Committee.

Base Salaries of Named Executive Officers
On December 3, 2010, the Compensation Committee approved the 2011 annual base salaries for the Company’s executive officers, including the Company’s named executive officers and Mr. Grewal. The following table sets forth the 2011 annual base salary for each of the Company’s named executive officers and Mr. Grewal:

Name(1)	Title	Base Salary
Gail F. Goodman	Chairman, President and Chief Executive Officer	$400,000
Ellen M. Brezniak	Senior Vice President, Product Strategy	$270,000
Nancie G. Freitas	Vice President and Chief Marketing Officer	$260,000
Harpreet S. Grewal(2)	Executive Vice President, Chief Financial Officer and Treasurer	$300,000
John J. Walsh, Jr	Senior Vice President, Engineering and Operations	$265,000

(1)	Steven R. Wasserman served as the Company’s Vice President and Chief Financial Officer until his resignation on March 31, 2010 under the terms of the Transition Agreement, dated December 1, 2009, between the Company and Mr. Wasserman.

(2)	Mr. Grewal’s base salary for 2011 was set forth in the Letter Agreement, dated as of May 25, 2010, between the Company and Mr. Grewal.
2011 Executive Cash Incentive Bonus Plan
On December 3, 2010, the Compensation Committee adopted the 2011 Bonus Plan for its executive officers, including the Company’s named executive officers and Mr. Grewal. Amounts payable under the 2011 Bonus Plan to the Company’s executive officers are calculated as a percentage of the applicable executive officer’s 2011 annual base salary described above.
The following table sets forth the target bonus percentage under the 2011 Bonus Plan, as a percentage of 2011 annual base salary, for each of the Company’s named executive officers and Mr. Grewal:

Name	Target Bonus Percentage
Gail F. Goodman	100%
Ellen M. Brezniak	50%
Nancie G. Freitas	50%
Harpreet S. Grewal (a)	67%
John J. Walsh, Jr.	45%

(a)	Mr. Grewal’s target bonus percentage for 2011 was set forth in the Letter Agreement, dated as of May 25, 2010, between the Company and Mr. Grewal.
Under the 2011 Bonus Plan, the Company’s executive officers (other than Ms. Goodman and the Company’s Vice President and General Manager, Event Marketing) are eligible to receive pro rata quarterly cash incentive bonus payments based on the achievement of quarterly corporate financial and customer satisfaction targets and the achievement of quarterly individual performance goals, with 80% of the target incentive cash bonus being allocated to the quarterly corporate financial and customer satisfaction targets and 20% of the target incentive cash bonus being allocated to the quarterly individual performance goals.
For Ms. Goodman, the 2011 Bonus Plan provides for pro rata quarterly cash incentive bonus payments based on the achievement of quarterly corporate financial and customer satisfaction targets and an annual bonus based on the achievement of an annual corporate operating target, with 80% of the target incentive cash bonus being allocated to the quarterly corporate financial and customer satisfaction targets and 20% of the target incentive cash bonus being allocated to the annual corporate operating target.
For the Company’s Vice President and General Manager, Event Marketing, the 2011 Bonus Plan provides for pro rata quarterly cash incentive bonus payments based on the achievement of quarterly corporate financial and customer satisfaction targets and the achievement of quarterly individual performance goals and an annual bonus based on the achievement of annual financial and operating targets related to the Company’s event marketing business unit, with 45% of the target incentive cash bonus being allocated to the quarterly corporate financial and customer satisfaction targets, 15% of the target incentive cash bonus being allocated to the quarterly individual performance goals and 40% of the target incentive cash bonus being allocated to the annual financial and operating targets related to the Company’s event marketing business unit.
Quarterly Corporate Financial and Customer Satisfaction Targets
The quarterly corporate financial and customer satisfaction targets under the 2011 Bonus Plan are based on three corporate metrics: (i) quarterly revenue growth (“QRG”), (ii) adjusted earnings before interest, taxes, depreciation and amortization as a percentage of revenue (“Adjusted EBITDA Margin”), and (iii) customer satisfaction survey results (“Customer Satisfaction”).
The quarterly QRG and Adjusted EBITDA Margin targets are established by the Board as part of the budgeting process and approved by the Compensation Committee. As of the filing of this Current Report on Form 8-K, the Compensation Committee has not yet approved the quarterly QRG and Adjusted EBITDA Margin targets for the 2011 Bonus Plan. The quarterly Customer Satisfaction targets for the 2011 Bonus Plan have been established by the Compensation Committee.
For the Company’s executive officers (other than the Company’s Vice President and General Manager, Event Marketing), 40% of the target incentive cash bonus is allocated to the QRG metric, 15% of the target incentive cash bonus is allocated to the Adjusted EBITDA Margin metric, and 25% of the target incentive cash bonus is allocated to the Customer Satisfaction metric. For the Company’s Vice President and General Manager, Event Marketing, 25% of the target incentive cash bonus is allocated to the QRG metric, 10% of the target incentive cash bonus is allocated to the Adjusted EBITDA Margin metric, and 10% of the target incentive cash bonus is allocated to the Customer Satisfaction metric.
Bonus payments to be made to an executive related to the QRG metric will be based on the following levels of achievement, as a percentage of the quarterly target QRG:

	Less												140%
Achievement	than												and
Level	85%	85%	90%	95%	100%	105%	110%	115%	120%	125%	130%	135%	Greater
Payout Percentage:	0%	60%	73%	87%	100%	125%	150%	175%	200%	225%	250%	275%	300%
Bonus payments for achievement between the levels described in the table above will be made on a pro rata basis.
Bonus payments will be made to any executive based on the quarterly Adjusted EBITDA Margin metric if the quarterly Adjusted EBITDA Margin achieved by the Company is at least equal to one percentage point below the quarterly target Adjusted EBITDA Margin, in which event the executive will be eligible to receive 95% of the bonus allocated to the Adjusted EBITDA Margin metric. No payment will be made if the quarterly achievement level is more than one percentage point below the quarterly target Adjusted EBITDA Margin. In the event that the quarterly Adjusted EBITDA Margin achieved by the Company is one percentage point or more above the quarterly target Adjusted EBITDA Margin, the executive will be eligible to receive 105% of the bonus allocated to the Adjusted EBITDA Margin metric. Bonus payments for achievement between the two Adjusted EBITDA Margin thresholds will be made on a pro rata basis.
Bonus payments to be made to any executive based on the quarterly Customer Satisfaction metric will be paid at 100% of the target payment if the quarterly Customer Satisfaction target is achieved. For achievement levels below the quarterly Customer Satisfaction target, the bonus payment will be reduced by 25% for every percentage point of under-achievement below the target up to a maximum of three percentage points below the target. No payment will be made if the quarterly achievement level is more than three percentage points below the quarterly Customer Satisfaction target. For achievement levels above the quarterly Customer Satisfaction target, the bonus payment will be increased by 25% for every percentage point above the target up to a maximum of four percentage points above the target.
Quarterly Individual Performance Goals
The quarterly individual performance goals for each of the executive officers will be established by Ms. Goodman and will be tied to the particular area of expertise of the executive and his or her performance in attaining those objectives relative to external forces, internal resources utilized and overall individual effort. Under the 2011 Bonus Plan, Ms. Goodman will establish the quarterly individual performance goals for each executive officer using the foregoing criteria at the beginning of each quarter of 2011. As of the filing of this Current Report on Form 8-K, Ms. Goodman has not established the quarterly individual performance goals for the named executive officers or Mr. Grewal for 2011.
Annual Corporate Operating Target
For Ms. Goodman, the annual corporate operating target under the 2011 Bonus Plan is based on a metric that reflects the Company’s multi-product initiatives (“Multi-Product”). The Multi-Product target is established by the Board as part of the budgeting process and approved by the Compensation Committee. As of the filing of this Current Report on Form 8-K, the Compensation Committee has not yet approved the annual Multi-Product target for the 2011 Bonus Plan.

Annual Event Marketing Business Unit Financial and Operating Targets
For the Company’s Vice President, Event Marketing, the annual financial and operating targets under the 2011 Bonus Plan related to the Company’s event marketing business unit are based on two metrics: (i) annual revenue of the Company’s event marketing business unit (“EVM BU Revenue”) and (ii) year-end customer count of the Company’s event marketing product (“EVM Customer Count”), with 15% of the target incentive cash bonus being allocated to the EVM BU Revenue metric and 25% of the target incentive cash bonus being allocated to the EVM Customer Count metric.
The annual EVM BU Revenue and EVM Customer Count targets are established by the Board as part of the budgeting process and approved by the Compensation Committee. As of the filing of this Current Report on Form 8-K, the Compensation Committee has not yet approved the annual EVM BU Revenue and EVM Customer Count targets for the 2011 Bonus Plan.
Executive Severance Agreements
On December 3, 2010, the Company entered into the Executive Severance Agreements with the Company’s executive officers, including each of Ms. Goodman, Ms. Brezniak, Ms. Freitas, Mr. Grewal and Mr. Walsh, following approval of the Executive Severance Agreements by the Compensation Committee.
Under the terms of the Executive Severance Agreements, if an executive’s employment with the Company is terminated by the Company without “Cause” or by the executive for “Good Reason,” the Company will:
•	pay to the executive in a lump sum (i) any unpaid base salary of the executive, (ii) any accrued but unused and unpaid vacation pay of the executive, (iii) any earned and unpaid bonuses of the executive, and (iv) the amount of any unpaid compensation previously deferred by the executive (together with any accrued interest or earnings thereon), in each case through the date of termination (collectively, the “Accrued Obligations”);
•	continue to provide to the executive in accordance with the Company’s ordinary payroll practices, the executive’s base salary for a period of time after the date of termination equal to 12 months (the “Severance Period”);
•	if and while the executive and his or her family qualifies for and elects to participate in continuation health coverage under Section 4980B of the Internal Revenue Code of 1986 (“COBRA”), the Company will continue to pay the share of the premium for such coverage that it pays for active and similarly-situated employees who receive the same type of coverage until the earlier of (i) the end of the Severance Period or (ii) the date the executive’s COBRA continuation coverage expires, unless the Company’s providing payments for COBRA will violate the nondiscrimination requirements of applicable law, in which case this benefit will not apply; and

•	to the extent not previously paid or provided, the Company will timely pay or provide to the executive any other amounts or benefits required to be paid or provided or which the executive is eligible to receive following the executive’s termination of employment under any plan, program, policy, practice, contract or agreement of the Company (collectively, the “Other Benefits”).
The obligations of the Company to provide the foregoing severance and other benefits (other than the Accrued Obligations) is conditioned upon the executive’s execution of a release of claims in the form provided by the Company, and the timing of payments to the executive will be adjusted by the Company to the extent necessary to comply with Section 409A of the Internal Revenue Code of 1986, as amended, and the rules and guidance thereunder.
If the executive’s employment is terminated by the Company for “Cause,” by the executive other than for “Good Reason” or as a result of the executive’s death or “Disability,” then the Company will pay the executive (or the executive’s estate, if applicable), in a lump sum in cash within 30 days after the date of termination (or such earlier date as required by applicable law), the Accrued Obligations. In addition, the Company will comply with the terms of any plan or program under which the executive previously deferred compensation and will timely pay or provide to the executive (or the executive’s estate, if applicable) the Other Benefits to which the executive remains eligible under such termination of employment.
As defined in the Executive Severance Agreements:
•	“Cause” means (a) the executive’s willful misconduct, (b) the executive’s material failure to perform the executive’s reasonably assigned duties and responsibilities to the Company, (c) any breach by the executive of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Company and the executive or any of the Company’s written policies or procedures, including, but not limited to, the Company’s Code of Business Conduct and Ethics and its written policies and procedures regarding sexual harassment, computer access and insider trading, or (d) the executive’s conviction of, or plea of guilty or nolo contendere to, (i) any felony or (ii) with respect to the executive’s employment, any misdemeanor that is materially injurious to the Company, in each case (a) through (d), as determined by the Board, which determination shall be conclusive. The executive’s employment shall be considered to have been terminated for Cause if the Board determines, within 30 days after the termination of the executive’s employment, that termination for Cause would have been warranted.
•	“Good Reason” means (a) a material diminution in the executive’s authority, duties or responsibilities, as in effect as of the effective date of the applicable executive Severance Agreement; (b) a material diminution in the executive’s base salary as in effect on the effective date of the applicable Executive Severance Agreement or as the same was or may be increased thereafter from time to time except to the extent that such reduction affects all executive officers of the Company to a comparable extent; (c) a material change by the Company in the geographic location at which the executive performs the executive’s principal duties for the Company; or (d) any action or inaction by the Company that constitutes a material breach of the applicable Executive Severance Agreement.

•	“Disability” means the executive’s absence from the full-time performance of the executive’s duties with the Company for 180 consecutive calendar days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the executive or the executive’s legal representative.
The Executive Severance Agreements replace, in their entirety, the severance arrangements that were in effect with the Company’s executive officers, including the Company’s named executive officers and Mr. Grewal but excluding Christopher M. Litster, the Company’s Vice President and General Manager, Event Marketing. The prior severance arrangements for the Company’s executive officers other than Messrs. Grewal and Litster provided for six months of severance benefits; Mr. Grewal’s prior severance arrangement provided for 12 months of severance benefits and Mr. Litster did not have any severance arrangement.
Consistent with Mr. Grewal’s existing severance arrangement, Mr. Grewal’s Executive Severance Agreement provides that no act or failure to act by Mr. Grewal shall be considered willful unless it is done, or omitted to be done, in bad faith or without a reasonable belief by Mr. Grewal that Mr. Grewal’s actions or omissions were in the best interests of the Company.
The foregoing summary of the Executive Severance Agreements does not purport to be complete and is qualified in its entirety by reference to the Executive Severance Agreements, copies of which are filed as Exhibits 10.2, 10.3, 10.4, 10.5, 10.6, 10.7, 10.8, 10.9, 10.10 and 10.11 to this Current Report on Form 8-K.
Retention Agreement
On December 3, 2010, the Company entered into the Retention Agreement with Ms. Freitas, following approval of the Retention Agreement by the Compensation Committee. Under the terms of the Retention Agreement, in exchange for Ms. Freitas’s performance of additional duties and responsibilities related to the Company’s search for and hiring (or designation) of a new, full-time Senior Vice President, Sales & Marketing, Ms. Freitas will receive a retention bonus of $100,000 (the “Retention Bonus”) on the date that is six months after the date on which the Company hires or formally designates a new, full-time Senior Vice President, Sales & Marketing, provided that if the Company does not hire or formally designate a new, full-time Senior Vice President, Sales & Marketing on or prior to December 31, 2011, the Retention Bonus will be payable on December 31, 2011, in each case subject to Ms. Freitas’s continuous employment with the Company through the date on which the Retention Bonus becomes payable.
If Ms. Freitas’s employment with the Company is terminated by the Company, other than for “Cause”, prior to the date on which the Retention Bonus otherwise becomes payable, Ms. Freitas will receive the full Retention Bonus in her final paycheck. If Ms. Freitas’s employment is terminated by the Company for “Cause” or by Ms. Freitas for any reason prior to the date on which the Retention Bonus becomes payable, Ms. Freitas will not receive any portion of the Retention Bonus.
The Retention Agreement defines “Cause” as Ms. Freitas’s willful misconduct or Ms. Freitas’s material failure to perform her responsibilities to the Company (including, without limitation, any material failure by Ms. Freitas to perform the additional duties and responsibilities described in the Retention Agreement or any breach by Ms. Freitas of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Company and Ms. Freitas or any of the Company’s written policies or procedures, including, but not limited to, the Company’s Code of Business Conduct and Ethics and its written policies and procedures regarding sexual harassment, computer access and insider trading), as determined by the Company, which determination shall be conclusive. Ms. Freitas’s employment shall be considered to have been terminated for “Cause” if the Company determines, within 30 days after the termination of Ms. Freitas’s employment, that termination for “Cause” was warranted.
The foregoing summary of the Retention Agreement does not purport to be complete and is qualified in its entirety by reference to the Retention Agreement, a copy of which is filed as Exhibit 10.12 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits
     See Exhibit Index hereto.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSTANT CONTACT, INC.
Date: December 6, 2010	By:	/s/ Robert P. Nault
Robert P. Nault
Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.		Description

10.1	(1)	Form of Director and Officer Indemnification Agreement
10.2		Executive Severance Agreement, dated as of December 3, 2010, between the Company and Gail F. Goodman
10.3		Executive Severance Agreement, dated as of December 3, 2010, between the Company and Ellen M. Brezniak
10.4		Executive Severance Agreement, dated as of December 3, 2010, between the Company and Nancie G. Freitas
10.5		Executive Severance Agreement, dated as of December 3, 2010, between the Company and Harpreet S. Grewal
10.6		Executive Severance Agreement, dated as of December 3, 2010, between the Company and John J. Walsh, Jr.
10.7		Executive Severance Agreement, dated as of December 3, 2010, between the Company and Eric S. Groves
10.8		Executive Severance Agreement, dated as of December 3, 2010, between the Company and Thomas C. Howd
10.9		Executive Severance Agreement, dated as of December 3, 2010, between the Company and Christopher M. Litster
10.10		Executive Severance Agreement, dated as of December 3, 2010, between the Company and Robert P. Nault
10.11		Executive Severance Agreement, dated as of December 3, 2010, between the Company and Robert D. Nicoson
10.12		Retention Agreement, dated as of December 3, 2010, between the Company and Nancie G. Freitas

(1)	Incorporated by reference to the Company’s Registration Statement on Form S-1, as amended (Registration Number 333-144381), filed with the Securities and Exchange Commission.